UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2020
Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DAIO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                               □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act                               □

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 9.01 Financial Statements and Exhibits

_____________________________________________________________________________________________

Item 2.02 Results of Operation and Financial Condition

A press release announcing third quarter 2020 results was made October 29, 2020 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 23, 2020, J.D. Delafield submitted his resignation from the Data I/O Board of Directors effective October 27, 2020. His decision was not the result of any disagreement with Data I/O or its management.

On October 28, 2020, the Board of Directors (the “Board”) of Data I/O Corporation appointed Sally Washlow to the Board effective on that date. She was named to the Compensation Committee, as its chair, and the Nominating & Corporate Governance Committee of the Board. There were no arrangements or understandings pursuant to which she was selected. There have been no related person transactions. She was identified as a candidate by a member of our Board. She will receive prorated the Data I/O Director standard retainer compensation and a grant of Restricted Stock Units equivalent to the prorated annual Director grant using the fair value on the date of appointment and vesting as of the next annual meeting of shareholders.

Ms. Washlow currently leads the Midwest practice for LHH’s International Center for Executive Options, a boutique provider of executive transition consulting services. She is also a member of the Consumer Technology Association and serves on various committees as well as the Board of Industry Leaders.  From 2015 to 2017, Ms. Washlow was the Chief Executive Officer of Cedar Electronics Corporation, a supplier of radar detectors, GPS systems, dash cameras and other electronic products, and led the integration of the Cobra and Escort electronics businesses. Prior to that, Ms. Washlow worked for 13 years at Cobra Electronics Corporation (COBR) in various capacities, including as an officer of the company as President from 2013 until 2015.  Prior roles held were with Motorola in the automotive and telecommunication sectors along with LG/ Zenith and the launch of Digital Television.  Ms. Washlow received a MBA in Marketing from DePaul University and a BA in Supply Chain Management from Michigan State University.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Third Quarter 2020 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

October 29, 2020	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Third Quarter 2020 Results

Joel Hatlen	Darrow Associates, Inc.
Chief Operating and Financial Officer	Jordan Darrow
Data I/O Corporation 6645 185th Ave. NE, Suite 100	(512) 551-9296 jdarrow@darrowir.com
Redmond, WA 98052
(425) 881-6444

Data I/O Reports Third Quarter 2020 Results

Recovery in Automotive Electronics

Redmond, WA – October 29, 2020 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced security and data deployment solutions for microcontrollers, security ICs and memory devices, today announced financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Highlights

•         Net sales of $5.9 million; bookings of $5.6 million

•         Gross margin as a percentage of sales of 55.1%

•         Net loss of ($707,000) or ($0.09) per share

•         Adjusted earnings before interest, taxes, depreciation, amortization excluding equity compensation, (EBITDAS)*, of $169,000

•         Cash & Equivalents of $13.0 million; no debt.  One-time repatriation of cash from China to the US totaling $2.16 million, after a dividend withholding tax payment of $240,000

•         Release and installations of Next Generation SentriX® Security Deployment System and SentriX Product Creator™ Software Tool Suite

•         Automotive electronics, advanced programming and secure provisioning leadership

o   Automotive Electronics represented approximately 60% of third quarter 2020 bookings

o   Win at Asia-based automotive electronics manufacturer for multiple PSV family systems

o   320th PSV family system deployed

*EBITDA and Adjusted EBITDA are non-GAAP financial measures.  A reconciliation is provided in the tables of this press release.

Management Comments

Commenting on the third quarter ended September 30, 2020, Anthony Ambrose, President and CEO of Data I/O Corporation, said, “We are excited to report strong growth sequentially from the second quarter in revenues and bookings, while year-over-year third quarter revenues increased 56%.  Our turnaround in financial performance in the third quarter of 2020 is bolstered by what appears to be a bottoming out of our primary addressable market for automotive electronics in the second quarter.

“We are seeing strength and return to normalcy in China and parts of Asia.  EMEA, Americas, and much of Asia still have travel restrictions which are forcing remote meetings with customers and partners.  Despite the difficulty of not meeting in person, we were able to win a significant multi-system order in the third quarter for UFS and other programming requirements at a large, multinational tier 1 automotive electronics supplier.  Data I/O’s award-winning support, installed base in automotive electronics, and performance for value were key factors in the decision.

“Continued advancements were made for our SentriX platform in the third quarter.   Earlier this week, we announced the next generation SentriX Security Deployment as-a-Service including updated hardware and SentriX Product Creator.  SentriX Product Creator is the software tool suite used by OEMs, silicon vendors and programming facilities to define and collaborate on security features provisioned on SentriX.  The SentriX Product Creator tool supports two security deployment models: fully customizable and SentriX GO pre-configured security profiles.  These enhancements greatly simplify the customer experience for deploying common IoT security use cases, such as device authentication, cloud onboarding, establishing and managing identity, and secure boot.  We support both custom and SentriX GO models on several semiconductor families, and expect to have more to announce in the fourth quarter.

“We are pleased to announce the addition of Sally Washlow to the Board of Directors, effective October 28, 2020.  As a consultant, and former Chief Executive Officer for Cedar Electronics Corporation, Ms. Washlow brings experience to the board as an operating leader in the security and automotive electronics markets. From 2015 to 2017, Ms. Washlow was the CEO of Cedar Electronics Corporation, a supplier of radar detectors, GPS systems, dash cameras and other electronic products, and led the integration of the Cobra and Escort electronics businesses. She currently serves on the Board of Directors of Costar Technologies, Inc. (OTC Markets Group: CSTI), a provider of security solutions and industrial vision products. She will serve on Data I/O’s Nominating and Corporate Governance and Compensation Committees.  Ms. Washlow replaces J.D. Delafield, who resigned.  We would like to thank Mr. Delafield for his service on the board and wish him well in his future endeavors.

“As I am sure you are aware, 2020 has been an extraordinary year in management.  We took sharp and distinct action at the onset of COVID-19, with our temporary measures doing their job in preserving cash while we maintained our capabilities to innovate and deliver as an essential business.  As conditions improved in the third quarter, we began to return to more normal operations.  By preserving human and financial capital, maintaining our research and development and supporting our customers despite travel restrictions, we believe we are emerging stronger than our competition, better equipped to address the needs of our customers and able to produce operating leverage as the recovery takes hold.  This is reflected in the progress shown in our third quarter 2020 financial performance.”

Financial Results

Net sales in the third quarter of 2020 were $5.9 million, as compared with $3.8 million in the third quarter of 2019 and $4.7 million in the second quarter of 2020.  The increase from prior periods primarily reflects incremental demand in Asia and the automotive electronics market and higher recurring and consumable revenues from the Company’s continuously expanding installed base of machines throughout the world.

For the 2020 third quarter, gross margin as a percentage of sales was 55.1%, as compared to 52.6% in the third quarter of 2019 and 52.4% in the second quarter of 2020.  The 2020 third quarter gross margin was primarily impacted by fixed costs being spread over higher revenue as compared to prior periods, and a favorable channel and revenue mix as compared to the second quarter of 2020.

Total operating expenses in the third quarter of 2020 were $3.38 million, up $335,000 from $3.04 million in the 2019 period.  Data I/O continues to invest in research and development and SentriX, while emphasizing ongoing expense management practices.

An operating loss of ($100,000) for the third quarter of 2020 improved from an operating loss of ($878,000) and ($1.04 million) from the second quarter of 2020 and third quarter of 2019, respectively.  Net loss in the third quarter of 2020 was ($707,000), or ($0.09) per share, compared with a net loss of ($844,000), or ($0.10) per share, for the third quarter of 2019.  Included in net income are foreign currency transaction gains/(losses) of ($271,000) for the 2020 period and $226,000 for the third quarter of 2019, and a dividend withholding tax expense in the third quarter of 2020 for approximately $240,000 in connection with cash repatriated from China into the US.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) was ($197,000) in the third quarter of 2020, compared to EBITDA of ($566,000) in the third quarter of 2019.  Adjusted EBITDA, excluding equity compensation, was $169,000 in the third quarter of 2020, compared to adjusted EBITDA of ($306,000) in the third quarter of 2019.

Bookings in the third quarter of 2020 were $5.6 million, compared to $5.0 million in the second quarter of 2020, and $4.3 million in the third quarter of 2019.  Backlog at September 30, 2020 was $2.8 million, unchanged from June 30, 2020 and up from $1.7 million at September 30, 2019.

Data I/O’s financial condition remains strong with cash of $13.0 million at September 30, 2020, as compared with $13.3 million at June 30, 2020 and $13.9 million at December 31, 2019.  The Company took steps to provide additional cash flexibility and reduce quarterly currency fluctuations with a one-time transfer of cash from its China subsidiary to the US.  The Company had net working capital of $18.3 million at September 30, 2020, a slight increase from $18.0 million at June 30, 2020.  The Company continues to have no debt.

Conference Call Information

A conference call discussing financial results for the third quarter ended September 30, 2020 will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time.  To listen to the conference call, please dial 412-902-6510.  A replay will be made available approximately one hour after the conclusion of the call.  To access the replay, please dial 412-317-0088, access code 10149037.  The conference call will also be simultaneously webcast over the Internet; visit the News and Events section of the Data I/O Corporation website at www.dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972 Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronic devices. Today, our customers use Data I/O security deployment and programming solutions to reliably, securely, and cost-effectively bring innovative new products to life. These solutions are backed by a global network of Data I/O support and service professionals, ensuring success for our customers.

Learn more at dataio.com

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, expected revenue, expected margins, expected savings, expected results, orders, deliveries, backlog and financial positions, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statement disclaimers also apply to the global COVID-19 pandemic, including the expected effects on the Company’s business from COVID-19, the duration and scope, impact on the demand for the Company’s products, and the pace of recovery for the COVID-19 pandemic to subside. These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, installations and acceptance, accrual of expenses, coronavirus related business interruptions, changes in economic conditions and other risks including those described in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA excluding equity compensation, should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

-          tables follow     -

DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net Sales	$5,947	$3,808	$15,387	$15,700
Cost of goods sold	2,670	1,806	6,887	6,430
Gross margin	3,277	2,002	8,500	9,270
Operating expenses:
Research and development	1,567	1,507	4,763	4,868
Selling, general and administrative	1,810	1,535	5,324	5,338
Total operating expenses	3,377	3,042	10,087	10,206
Operating income (loss)	(100)	(1,040)	(1,587)	(936)
Non-operating income:
Interest income	4	25	13	47
Gain on sale of assets	-	-	-	60
Foreign currency transaction gain (loss)	(271)	226	(302)	190
Total non-operating income (loss)	(267)	251	(289)	297
Income (loss) before income taxes	(367)	(789)	(1,876)	(639)
Income tax (expense) benefit	(340)	(55)	(442)	(52)
Net income (loss)	($707)	($844)	($2,318)	($691)

Basic earnings (loss) per share	($0.09)	($0.10)	($0.28)	($0.08)
Diluted earnings (loss) per share	($0.09)	($0.10)	($0.28)	($0.08)
Weighted-average basic shares	8,394	8,217	8,305	8,259
Weighted-average diluted shares	8,394	8,242	8,305	8,259

DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	September 30, 2020	December 31, 2019

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,982	$13,936
Trade accounts receivable, net of allowance for
doubtful accounts of $101 and $80, respectively	4,152	4,099
Inventories	5,060	5,020
Other current assets	1,731	924
TOTAL CURRENT ASSETS	23,925	23,979

Property, plant and equipment – net	1,516	1,668
Income tax receivable	-	640
Other assets	1,582	1,994
TOTAL ASSETS	$27,023	$28,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,760	$1,151
Accrued compensation	1,381	1,541
Deferred revenue	1,057	1,387
Other accrued liabilities	1,310	1,372
Income taxes payable	144	31
TOTAL CURRENT LIABILITIES	5,652	5,482

Operating lease liabilities	667	1,178
Long-term other payables	238	91

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 8,395,600 shares as of September
30, 2020 and 8,212,748 shares as of December 31, 2019	19,700	18,748
Accumulated earnings	190	2,508
Accumulated other comprehensive income	576	274
TOTAL STOCKHOLDERS’ EQUITY	20,466	21,530
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,023	$28,281

DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
(in thousands)
Net Income (loss)	($707)	($844)	($2,318)	($691)
Interest (income)	(4)	(25)	(13)	(47)
Taxes	340	55	442	52
Depreciation and amortization	174	248	620	672
EBITDA earnings (loss)	($197)	($566)	($1,269)	($14)

Equity compensation	366	260	1,096	911
Adjusted EBITDA earnings (loss),
excluding equity compensation	$169	($306)	($173)	$897